EX-99.906CERT

CERTIFICATION

Troy C. Patton, President, and Gregory Getts, Treasurer of Archer Investment Series Trust(the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2011(the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Treasurer

Archer Investment Series Trust

Archer Investment Series Trust

/s/ Troy C. Patton

/s/ Gregory Getts

Troy C. Patton

Gregory Getts

Date: June 12, 2012

Date: June 12, 2012

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Archer Investment Series Trust and will be retained by Archer Investment Series Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission